UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  May 22, 2024

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	LTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. — Submission of Matters to a Vote of Security Holders

On May 22, 2024, LTC held its 2024 Annual Meeting of Stockholders virtually, via live webcast. At the Annual Meeting, the following matters were considered and voted upon:

Proposal No. 1: Stockholders elected six directors to serve on the Board of Directors for the ensuing year and until the election and qualification of their respective successors, based upon the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Cornelia Cheng	28,417,267	265,668	74,626	5,734,426
David L. Gruber	28,500,145	172,403	85,013	5,734,426
Boyd W. Hendrickson	26,862,491	1,812,200	82,870	5,734,426
Bradley J. Preber	28,533,868	137,183	86,510	5,734,426
Wendy L. Simpson	27,558,279	1,125,191	74,091	5,734,426
Timothy J. Triche, M.D.	27,320,994	1,351,235	85,332	5,734,426

Proposal No. 2: Stockholders approved, on an advisory basis, the compensation of the named executive officers of LTC, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
26,560,095	2,046,843	150,623	5,734,426

Proposal No. 3: Stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of LTC for fiscal 2024, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
32,966,536	1,384,786	140,665	-0-

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: May 28, 2024	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman & CEO